Exhibit 99.3

CA Healthcare Acquisition Corp. Announces Closing of $115,000,000 Initial Public Offering

January 29, 2021

BOSTON--(BUSINESS WIRE)--CA Healthcare Acquisition Corp. (the “Company”) announced today the completion of its initial public offering of 11,500,000 units, including 1,500,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds of $115,000,000.

The Company’s units commenced trading on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “CAHCU” on January 27, 2021. Each unit consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, shares of the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “CAHC” and “CAHCW,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search in the healthcare industry, specifically healthcare services, healthcare information technology, care management, medical distribution, behavioral health, medical devices, diagnostics, pharma services, health and wellness, and specialty pharmacy. The Company is led by Chairman and Chief Executive Officer Larry J. Neiterman and President and Chief Financial Officer Jeffrey H. Barnes. BTIG, LLC acted as sole book-running manager of the offering. I-Bankers Securities, Inc. acted as co-manager of the offering.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $115,000,000 (or $10.00 per unit sold in the public offering) was placed in the Company’s trust account. An audited balance sheet of the Company as of January 29, 2021 reflecting receipt of the proceeds upon consummation of the offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

The offering was made only by means of a prospectus. Copies of the preliminary prospectus relating to the offering and final prospectus, when available, may be obtained from BTIG, LLC, at 65 E. 55th Street, New York, NY, 10022, by email at equitycapitalmarkets@btig.com or by telephone at (212) 593-7555.

A registration statement relating to these securities has been filed with, and declared effective by, the SEC on January 26, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

CA Healthcare Acquisition Corp.
Abby Churchill
617-314-3901
abby@cahcspac.com
https://www.cahcspac.com/